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                                                     EXHIBIT 5

                                 JOHNSON-SMITH
                                     PENCE
                                    DENSBORN
                                 WRIGHT & HEATH
                                ATTORNEYS AT LAW


THOMAS N. ECKERLE
(317) 686-4240

                                     May 28, 1997

Signature Inns, Inc.
250 E. 96th Street, Suite 450
Indianapolis, Indiana 46240

         Re: Shares to be Issued Pursuant to Signature Inns, Inc. 1996 Equity Incentive Plan and Registered on Form S-8

Dear Sirs:

         We have acted as counsel to Signature Inns, Inc., an Indiana corporation (the "Company), in connection with the registration of shares of the Company's Common Stock to be issued under the Company's 1996 Equity Incentive Plan (the "Plan"), as reflected by the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission. This opinion is prepared and submitted pursuant to Item 601 of Regulation S-B.

         We have made such investigations of Law and fact as, in our judgment, have been necessary to render this Opinion Letter. We have also reviewed the Company's Constituent Documents and the Plan. As to various factual matters relevant to our opinion, we have relied upon inquiries made by us to officers of the Company.

         This opinion is governed by and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as described in the Accord, and this opinion should be read in conjunction therewith. The law covered by the opinion expressed herein is limited to the laws of the State of Indiana.

         Based upon the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that the shares of Common Stock of the Company to be issued under the Plan will be, at such time as all conditions for such issuance have been satisfied, legally issued, fully paid and nonassessable.


                                   Suite 1800
                               One Indiana Square
                          Indianapolis, Indiana 46204

                           Telephone: (317) 634-9777
                           Facsimile: (317) 636-9061

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                JOHNSON, SMITH, PENCE, DENSBORN, WRIGHT & HEATH


Page 2
Signature Inns, Inc.
May 28, 1997


         We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Johnson, Smith, Pence
                                               Densborn, Wright & Heath

                                           JOHNSON, SMITH, PENCE,
                                           DENSBORN, WRIGHT & HEATH